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                               KeySpan Corporation
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Communication #1

Attached is a script of the testimony that Robert B. Catell, Chairman and Chief Executive Officer of KeySpan Corporation ("KeySpan") prepared for a joint Suffolk County Legislature Energy and Consumer Protection Committee hearing on Monday, March 27, 2006 which addressed the acquisition of KeySpan by National
Grid:



                          Testimony of Robert B. Catell
                                Chairman and CEO
                               KeySpan Corporation

                                     Before

       The Joint Suffolk County Legislature Energy and Consumer Protection
                                   Committees

                                       On

            "National Grid and KeySpan: What It Means for Customers;
                         What It Means for Long Island"


                             Monday, March 27, 2006







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


Good morning. My name is Robert Catell, and I am Chairman and CEO of KeySpan Corporation. It's my great pleasure to be here before the Suffolk County Legislature's Energy and Consumer Protection Committees. And I appreciate the opportunity to testify on a very timely subject, indeed: "National Grid and
KeySpan: What It Means for Customers; What It Means for Long Island."

I want to thank Energy Committee Chairman Wayne Horsley and Consumer Protection Chairman Cameron Alden for inviting me here, and I also want to thank the members of their respective committees.

I've stood before many Long Island groups over the past several years representing KeySpan. I've stood, right here in this room, proudly representing a company that's profoundly committed to meeting the energy needs of residents and businesses on Long Island.

KeySpan is a company with a strong community presence. KeySpan is a company that's partnered with local government, community and environmental groups to make sure Long Islanders' interests have always been heard and best-served. And, as you know, KeySpan has entered into an agreement with National Grid that will spell a new chapter in both our company and energy on Long Island.

It's a chapter I'm very excited to begin. But to tell you why, I need to go back a few years, eight to be exact. Because it was in 1998 that a company called KeySpan came to Long Island to turn a local utility called LILCO into what I think everyone would agree is a stronger, more well-regarded organization.

We created an energy company that was financially sound. We got out into the community. We formed those valuable partnerships with local businesses and other key constituencies such as yourselves. And we continued to provide the highest levels of service with an extremely dedicated and qualified work force, most of whom live on Long Island.

There's a similar story that played out in a similar way about six years ago, when a company called National Grid acquired a financially troubled Niagara Mohawk, or NIMO, in upstate New York. Today, that National Grid-owned business is financially robust, with a good corporate reputation and a strong community commitment.


And soon, KeySpan will become part of National Grid's success story. That is, we're about to become part of a larger company that will give us access to more resources to make even more of a difference in the communities we serve ... from Long Island to New Hampshire.


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


We're a strong company that's going to get stronger; and we're a public utility that's going to be better able to serve the best interests of the public. That's what I firmly believe, and that's why I'm so excited about this deal ... for everyone involved.

Some people claim that foreign ownership isn't a good thing. But I'd like to tell you a story of another European-owned institution in the U.S., this one outside of the energy industry - European American Bank.

People didn't like the idea of having a European-owned business in the U.S., much less across Long Island back in 1974, when EAB took over financially troubled Franklin National Bank. But that initial fear quickly went away as Long Islanders recognized that EAB was there to serve and benefit them. And, as you may have experienced yourselves, it lived up to that promise for more than a quarter-century.

National Grid is, of course, London-based. But did you know that 55 percent of its operations are right here in the U.S.? And that KeySpan, its fifth acquisition, is, by far its largest?

National Grid is another great example of a company with that strong commitment to community, both in the U.S. and abroad. It's also well-recognized for approaching each of its acquisitions as mergers ... partnerships ... the blending of best practices. That's good for KeySpan, it's good for our employees, but it's good for the public too.

The fact is, they're not looking to take away the things we do best; they want to benefit from them. They want to adopt and integrate our best practices - which you've all seen in action -- to enhance the performance of their entire U.S. operation. And they want to continue to draw on the experience and expertise of our fabulous work force.

By the same token, we can benefit from National Grid's expertise. And I'm convinced that the strength of this newly combined company will greatly benefit shareholders, customers and ratepayers alike, in the U.S. and right here on Long Island.

Together, this newly combined company will also be better able to tackle the two major energy concerns on Long Island today: pricing and reliability. How does the National Grid/KeySpan deal play into these key areas?

Let's talk about pricing. In total, KeySpan and National Grid have gone through six mergers before now. And guess what - rates have never gone up; they've stayed steady or even come down.


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


On the National Grid side, that's clearly attributed to efficiencies they've found in combining best practices of the operations they've acquired.

And National Grid is committed to working with both KeySpan and LIPA to maintain that excellent track record.

That's the energy delivery side of things. As we all know, however, much of energy pricing has to do with energy supply.

And with this deal, KeySpan will marry its North American gas supply expertise with National Grid's global outlook to become a real player in developing global energy solutions ... which are going to be essential to ensure adequate energy supply in the future.

O.k., concern number two - reliability. The electric Transmission & Distribution, or T&D, system KeySpan manages for LIPA consistently ranks top for reliability in New York State. That's not going to change. The same skilled Long Island work force will continue to maintain the T&D system for LIPA, with the ability to draw on upstate resources in case of a major interruption.

Our power plants are currently 98 percent available, even on the hottest summer days. They're well-run and maintained by skilled KeySpan employees, and that terrific power plant performance won't change either, except maybe for the better with the application of new technologies.

What else is so attractive about this deal? It comes at an important time.

With the energy industry in a strong consolidation mode, KeySpan, like other companies, has been looking for the best ways to compete in this challenging environment. And we believe we've found it ... by partnering with National Grid.

As I've said, they see in us a well-run company, with a highly talented and skilled work force. Something they want to keep.

And, in fact, they are under contractual agreement to honor all existing union contracts. They see power plants that are great, low-risk assets with long-term contracts. They see a thriving gas business that, with the proper injections of capital investment, can grow to its fullest potential. They want to tap that growth ... and so do we.

We see the opportunity to further a well-thought out plan to deliver value to shareholders and customers. We see growth, synergies, efficiencies, and we see new sources of energy supply and infrastructure coming to Long Island, where it's definitely needed. We see a combined new company that can achieve fuel cost savings ... lower its risk profile ... spread its fixed costs over a wider geographic area ... and have access to the capital resources to invest in exciting new technologies.


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


We also see a company - National Grid -- that's as dedicated to its employees as we've always been.

And here's a quote from Gary Smith that really speaks to that. Gary represents several thousand workers for the Union GMB in the U.K. and he says, quote: "With an employer you can have your ups and downs, but by-and-large, they're a pretty constructive company to deal with. They're one of the best we deal with in terms of relationships." Gary's quote appeared in the March 6 edition of Newsday in a story entitled, "KeySpan suitor's shiny image."

Mike Jesanis, President and CEO of National Grid's U.S. operations, told a Long Island audience at one of our initial press conferences and I quote: "... It's about bringing together two companies with very strong traditions; traditions of delivering energy safely, reliably, efficiently, and with a commitment to our employees and our communities, our investors and all of the people that we have a privilege to serve ... We look forward to having KeySpan employees as part of the larger National Grid Group because it's a talented work force, it's a diverse work force, and it will fit right in with the rest of National Grid."

And I'm here to tell you that this could happen as early as the beginning of next year, once the transaction receives shareholder and regulatory approval.

In the meantime, we are committed to ensuring as smooth a transition as possible; one that will be seamless to our customers and the community. I, in fact, will be staying on as Chairman of National Grid's U.S. Division, and serving on the Board and as Deputy Chairman of London-based National Grid plc for at least two years after the deal closes.


During that time, I will make it my personal commitment to ensure that our company continues to forge solid -- and sustainable - relationships with all the people we interact and conduct business with.

Before I close, I want to touch on one other subject: LIPA. Specifically: What happens with the LIPA agreement we just signed in December?

As you may know, this very favorable agreement for customers includes a two-year rate freeze, operating cost reductions of about $38 million and the establishment of a $75 million fuel fund to mitigate increased fuel costs. Most importantly, it provides incentives for continued reliability and stability to LIPA's 1.1 million electric customers through the year 2013.


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


KeySpan is committed to this agreement and the benefits it provides, and we will work hard in the coming months to see this contract approved to make sure these benefits remain intact. Once approved, National Grid will be bound by all the terms of that agreement.

On a related note, KeySpan will continue to advance repowering alternatives with LIPA. As part of the recent agreement, LIPA has the opportunity to acquire the Far Rockaway and Barrett Plants, which are among the least efficient and most suitable units for repowering. There's also ample real estate at these sites to install necessary equipment. We still think this is the best solution for repowering on Long Island at this time.

And we stand ready to build a new combined-cycle plant at the permitted site on Spagnoli Road, the perfect location: It's in the center of load growth, a mile from existing gas supply and just a mile from the nearest substation. Building Spagnoli would accomplish a "virtual repowering" as the high-efficient new plant would mean our older plants would run less. Our Article X permit is in place; we have an agreement with the Town of Huntington; engineering is done; the site is ready to go. All we need is LIPA's agreement to go forward.

In addition to repowering, we will also continue to explore and invest in emission reduction technologies at all of our plants.

In closing, there are a lot of exciting things on the horizon for KeySpan and Long Island. And in a nutshell, here are the five things the new, combined company can do that neither company could achieve as well on their own:

1.   provide consumers with lower energy delivery costs

2. advocate more effectively on being an investor in new, secure sources of supply and energy infrastructure

3.   have the scale necessary to achieve fuel cost savings

4. improve the quality of customer service through advanced, efficient technologies; and

5.   ultimately achieve growth in a complex, competitive environment.

Thank you and I welcome any questions now.


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


Additional Information and Where to Find It
-------------------------------------------

KeySpan intends to file with the Securities and Exchange Commission (the "SEC") a proxy statement and other relevant documents in connection with the proposed acquisition of KeySpan by National Grid. Investors and security holders of KeySpan are advised to read the proxy statement and other relevant documents when they become available, as they will contain important information about the transaction. Investors and security holders may obtain a free copy of the proxy statement and other documents filed by KeySpan with the SEC, when they become available, at the SEC's web site at http:/www.sec.gov.

KeySpan and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its security holders in connection with the proposed acquisition. Information concerning the interests of KeySpan's participants in the solicitation is set forth in KeySpan's most recent proxy statement and Annual Report on Form 10-K (filed with the SEC on March 30, 2005 and February 28, 2006, respectively) and will be set forth in the proxy statement relating to the acquisition when it becomes available.



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